UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 30, 2017

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
	Oxnard, California	93033
	(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Operating Officer

Effective January 30, 2017, Peter J. Chase, age 49, was appointed Chief Operating Officer of Clean Diesel Technologies, Inc.

Mr. Chase has more than 25 years of experience in the automotive and industrial engine industries. Since 2005, he has served in key positions at IMPCO Technologies, Inc., now a division of Nasdaq-listed Westport Fuel Systems, including Director of Engineering, COO, Executive Vice President, Operations and Strategy, and most recently as General Manager. From 2004 to 2005, Mr. Chase was a Senior Engineer (Automotive) at Cummins Engine Company Australia, and from 2002 to 2004 he was Specialist Engineer at General Motors Holden, Australia.  From 1999 to 2002, he was the Director of Engineering - GFP Division, at IMPCO Technologies, Inc. in the US and from 1997 to 1999, Technical Services Manager at IMPCO Technologies (Australia) Pty. Ltd. He served as Product Manager, Business/Product Planning at Perkins Engines (Peterborough) Ltd. in the United Kingdom from 1995 to 1997; as Project Manager at the Gas and Fuel Corporation of Victoria in Australia from 1992 to 1995; and as Research and Development Engineer at NGV Australia from 1990 to 1992. Mr. Chase holds a degree in Mechanical Engineering from the University of Melbourne, Australia.

In connection with his appointment, we entered into an employment agreement with Mr. Chase, pursuant to which we will pay Mr. Chase an annual base salary of $250,000. Additionally, Mr. Chase will be eligible to receive an annual bonus based on our achievement of financial objectives established by our board as well as agreed upon personal business objectives. The annual bonus target will be 50% of base salary.  Mr. Chase will receive a grant of 100,000 stock options, with 25% of these options vesting on each anniversary of his appointment beginning January 30, 2018.  In the event Mr. Chase’s employment is terminated without cause or Mr. Chase resigns for good reason, in exchange for a release of claims, he will receive the following severance payments:

•                  six months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of six months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Mr. Chase’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K; and

•                  if such termination of employment occurs concurrent with or subsequent to a change in control of our company, immediate vesting of all of Mr. Chase’s unvested stock options.

If Mr. Chase’s employment is terminated due to his disability, in exchange for a release of claims, he will receive the following severance payments:

•                  three months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of three months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Mr. Chase’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K.

The foregoing description of Mr. Chase’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement. A copy of the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no understandings or arrangements between Mr. Chase and any other person pursuant to which Mr. Chase was selected as Chief Operating Officer. Mr. Chase does not have any family relationship with any director, executive officer or person nominated or chosen by our board of directors to become an executive officer.

A press release announcing Mr. Chase’s appointment was issued by us on January 30, 2017, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of January 11, 2017, between Clean Diesel Technologies, Inc. and Peter J. Chase.

99.1	Press Release issued by Clean Diesel Technologies, Inc. dated January 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated as of January 11, 2017, between Clean Diesel Technologies, Inc. and Peter J. Chase.

99.1	Press Release issued by Clean Diesel Technologies, Inc. dated January 30, 2017.